                                                                         EX 99.1

                         AGREEMENT TO PURCHASE AND SELL

     THIS AGREEMENT TO PURCHASE AND SELL ("AGREEMENT") is made and entered Into as of the last day of execution hereof by Purchaser and Seller (the Effective Date") by and between 402 JULIA STREET ASSOCIATES LIMITED PARTNERSHIP ("Seller"), and SIBLING ODYSSEY II LLC, a Louisiana Limited Partnership ("Purchaser").

                                   WITNESSETH:

1. AGREEMENT TO SELL AND CONVEY. Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to purchase from Seller, the immovable property in New Orleans, Louisiana, designated as Lot 23,24,25, and a small undesignated triangle adjoining Lot 15, Square 123, First District, Municipal Number 400 - 402 Julia Street, known as the Loft Apartments located thereon, containing approximately 24 apartments, and the two (2) commercial rental spaces, New Orleans, Orleans Parish, Louisiana, with all furniture, fixtures, appliances, systems, landscaping, including the name "Lofts Apartments", and more particularly described in the attaches EXHIBIT A (the "Property"), with full warranty of title and with full rights of subrogation and substitution, but without any warranties whatsoever as to the condition of the Property as provided herein. After the Survey (as defined below), if any, has been performed, the legal description of the property shall be revised in accordance with the Survey, and as revised shall constitute the legal description of the Property used in connection with the Closing.

2. PURCHASE PRICE. The consideration to be paid and delivered by Purchaser to Seller for the Property shall be One Million Eight Hundred Thousand (1,800,000.00 DOLLARS (the "Purchase Price'), which shall be payable in cash at closing.


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

3.   DEPOSIT.

     3.1 DEPOSIT. Contemporaneously with its execution of this Agreement, Purchaser shall deliver as its deposit the sum of FIFTEEN THOUSAND AND NO/100 ($15,000.00) DOLLARS, all cash (the "Deposit"). The Deposit shall be held in a non-interest bearing escrow account and shall be considered earnest money. In the event the transaction contemplated by this Agreement is consummated, the Deposit shall be paid to Seller and credited toward the Purchase Price. In the event the transaction contemplated by this Agreement is not consummated, the Deposit shall be administered in accordance with the applicable provisions of this Agreement.

4.   CONTINGENCIES.

     4.1 SATISFACTION OF CONDITIONS. This Agreement is expressly conditioned upon the timely satisfaction of all of the conditions set forth below in this Section 4 and shall terminate, without further right or obligation on the part of Seller or Purchaser except that Seller and/or Escrow Agent must return the Deposit and any interest earned thereon Purchaser, if Purchaser shall give to Seller written notice, on or before forty-five (45) days after the Effective Date (the "Deadline"), that any such condition has not been met. Failure of the Property to meet any of the conditions set forth in this Section 4 shall not constitute a default by Seller under Section
     11.1 below unless same is caused by an act or omission by Seller in violation of some other provision of this Agreement.

     4.2 PURCHASER'S EXAMINATIONS. Purchaser may have its architects, engineers or other representatives inspect and examine the physical condition and/or legal status of the Property in any and all respects, and Seller shall provide all reasonable cooperation in allowing Purchaser's representatives access to all areas of the Property during regular business hours. If any person shall be injured or should the Property be damaged as a result of any such inspection, analysis or examination, Purchaser will be responsible for all damages and shall indemnify Seller with respect thereto. If Purchaser's examinations pursuant to this Section 4.2 reveals (a) any soil or environmental defect or other condition unacceptable to Purchaser in Purchaser's discretion, or (b) that the Property is under threat of eminent domain, or (c) that the Property is not zoned appropriately for use for the Project or is subject to other legal restrictions or regulations that would prevent or hinder its use for the Project, then Purchaser may terminate this Agreement pursuant to Section 4.1.

     4.3 TITLE AND SURVEY MATTERS. Purchaser may, at its cost, obtain from a title insurance company of its choice ("Title Insurer") a commitment for owner's title insurance (the "Commitment") and may obtain, at Purchaser's cost, a survey of the Property (the Survey) from a surveyor of its choice. If the Commitment or Survey reveals any title or survey condition that tin Purchaser's discretion renders the Property unsuitable for the Project, then Purchaser may terminate this Agreement pursuant to Section 4.1 above, unless this Seller elects to cure the objectionable items, in which event, Purchaser shall state the nature of the title or survey objection and the recourse to be taken by Seller to cure the same and, Seller shall have a period up to thirty (30) days within which to do so. In such event, all applicable deadlines and time periods under this Agreement shall be similarly extended, and if such objectionable matters are not cured by Seller within the time period provided herein, Purchaser may then terminate this Agreement pursuant to Section 4.1 above. If title or survey objections are made by Buyer, Seller shall have thirty (30) days within which to cure same but shall have no obligation to do so, provided that if Seller does elect to do so the Closing Date shall be extended for a like period. Seller shall, upon request from Purchaser or the Title Insurer, furnish a copy of its existing title policy and most recent survey of the Property. Any matters reflected on the Commitment or the Survey to which Purchaser does not object, or any matters to which it objects and which are thereafter cured by Seller as provided herein, shall be deemed to be Permitted Exceptions.

     4.4 SATISFACTION OF CONDITIONS. If this Agreement has not been terminated pursuant to this Section 4, then the parties shall be obligated to proceed to a Closing as described elsewhere herein, subject only to the requirement that Seller continue to satisfy all obligations incumbent upon Seller under this Agreement between the date of the Deadline and the Date of the Closing. Either party may waive any one or more of the conditions set forth in this Section 4 without waiving or otherwise limiting or restricting its rights with respect to all remaining conditions set forth in this Section 4.

     4.5 FINANCING. This sale is contingent upon Purchaser obtaining an acquisition/renovation loan in an amount of at least ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($1,500,000.00) DOLLARS at prevailing market interest rates for such Projects. Purchaser shall make good faith loan application within ten
(10) days of execution of this Agreement. If loan approval is not obtained within forty-five (45) days of the execution of this Agreement, Purchaser may terminate this Agreement. Purchaser may remove this contingency at any time during the forty-five (45) day period, as its sole option and discretion.

5.   CLOSING.

     5.1 The consummation of this transaction (the "Closing" shall take place in the offices of Purchaser's Notary no later than thirty (30) days after the Deadline (as same may have been extended pursuant to this Agreement, including without limitation Sections 4.3, 4.4, 4.5 and 4.7.

     5.2 All costs and fees for necessary Seller certificates and Seller researches shall be paid by Seller. Purchaser shall pay all Survey costs and expenses. Seller shall pay all transfer and documentary fees imposed by any state or local governmental body up to THREE THOUSAND AND NO/100 ($3000.00) DOLLARS. Seller shall pay a customary fee to the Notary, not to exceed TWO THOUSAND AND NO/.100 ($2,000.00) DOLLARS. Seller shall satisfy at Closing or otherwise cause to be released all monetary encumbrances upon the Property (except as to the Defeasance Penalty as set forth in Section 13.8 herein), not found objectionable by Purchaser in accordance with other applicable provisions of this Agreement, provided the same, if any can be satisfied out of the Purchase Price. Seller and Purchaser shall otherwise each bear their individual legal costs. All other closing costs including title abstract and examination charges, survey costs and the premium for any owner's title policy, shall be paid by Purchaser.


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

     5.3 CONDITIONS TO CLOSING. In addition to all other matters or circumstances that would entitle Purchaser not to proceed with the Closing pursuant to this Agreement, the obligation of Purchaser to so proceed is expressly conditioned upon each and every one of the following:

          (1) Each of the representations and warranties of Seller, including without limitation those set out in Sections 9.1, 9.3, and 9.6 below, being true and correct as of the Closing Date.

          (2) Performance by Seller of all of Seller's obligations and requirements under Section 6 hereof or any other applicable provisions hereof.

In case of failure of any of the foregoing items, Purchaser shall, in addition to any other rights and remedies available on account of same, have the right to terminate this Agreement by giving notice thereof to the Seller on or before the Closing Date, in which event the parties shall have no further rights or obligations hereunder except that the Deposit and any interest earned thereon shall be returned to Purchaser.

6.   SELLER'S OBLIGATIONS WITH RESPECT TO CLOSING.

     At Closing, Seller shall:

     6.1 CONVEYANCE - execute and deliver to Purchaser an act of conveyance of the Property for the Purchase Price, and on the other terms and conditions set forth herein, in proper notarial form and containing such provisions as shall be reasonable required by the Title Insurer. The act of sale shall provide that the Property is being sold with only the title warranties as provided herein, and no other.

     6.2 DEPOSIT - deduct the Deposit from the Purchase Price as a credit to Purchaser.

     6.3 TITLE - convey title to the Property that is:

          (a) good, valid and merchantable and subject only to Permitted Exceptions and to zoning, public laws or ordinances then in effect and not timely objected to under Section 4.3 above; and

          (b) insurable as such at ordinary rates by the Title Insurer under an ALTA 1990 Owner's Policy.


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

     6.4 TRANSFER OF POSSESSION - transfer actual possession of the Property to Purchases free of possessory right of third parties.

     6.5 ADDITIONAL DOCUMENTS - execute the following documents, in form and content reasonable satisfactory to Title Insurer and Seller:

          (1)  inchoate lien affidavit

          (2) non-foreign affidavit pursuant to the Foreign Investment in Real Property Tax Act

          (3) a gap indemnity by Seller in favor of Title Insurer, indemnifying Title Insurer with respect to any conveyances or encumbrances that may have been recorded prior to the date of recordation of the Act of Sale and subsequent to the last date-down performed by Title Insurer.

          (4) such other documents, instruments, certificates and agreements as may be reasonably necessary to effectuate the transactions described in this agreement.

7.   PURCHASER'S OBLIGATIONS WITH RESPECT TO CLOSING.

     At Closing, Purchaser will execute and/or deliver to Seller the following:

     7.1 PURCHASE PRICE - the Purchase Price, subject to any adjustments provided for herein.

     7.2  CONVEYANCE - the instrument described in Section 6.1.

     7.3 ADDITIONAL DOCUMENTS - such other documents, instruments, certificates and agreements as may be reasonable necessary to effectuate the transactions described in this Agreement.

8.   TAXES AND OTHER APPORTIONMENTS.

     8.1 TAXES. Seller represents and warrants that all real estate taxes and other such charges and assessments (Taxes) for years 2005 and earlier have been paid in full except as hereinafter provided, and that 2004 taxes will be prorated at Closing. Taxes for the calendar year in which the Closing occurs shall be apportioned to the Date of Closing and such apportionment shall be made on the basis of the tax year during which the Closing occurs. Seller shall pay any and all taxes due for years prior to Closing. Any rents shall be prorated as of the date of the act of sale. All security deposits and leases will be transferred to Purchaser at Closing.


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

9. OPERATIONS AND CONDITIONS PRIOR TO DATE OF CLOSING. Between the date of the Deadline and the Date of Closing:

     9.1 NO CHANGE IN CONDITION. There shall be no material adverse change in any condition or matter relating to the Property from the state of facts observed by Purchaser or its representatives in connection with any of Purchaser's investigations or examinations of the Property.

     9.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Seller in this Agreement shall be true and correct at and as of the Date of Closing as though such representations and warranties were made at and as of the Date of Closing.

     9.3 NO CONTRACTS OR LEASES. No contract of lease or other agreement granting use or occupancy of all or any part of the Property, or otherwise on behalf of or affecting the Property, shall be negotiated or entered by Seller, without the consent of Purchaser. No leases will be extended or entered into for more than thirty (30) days without Purchaser's consent.

     9.4 PURCHASER'S ACCESS. Purchaser, its attorneys, accountants, agents and representatives shall be afforded reasonable access to the Property.

     9.5 RISK OF LOSS. Until the consummation of the Closing, all risk of loss with respect to the Property shall rest with Seller.

     9.6 COMPLIANCE WITH LAWS. The operation of the Property shall in all respects comply with all applicable laws.

     9.7 PURCHASER"S REASONABLE APPROVAL. If Seller wishes for there to occur any matter covered under Section 9.1, 9.3, or 9.6 hereunder, Seller shall first obtain Purchaser's written permission, which shall not be unreasonably withheld or delayed.

10. EMINENT DOMAIN. In the event of a taking by condemnation, expropriation or eminent domain proceedings of any portion of the Property, or receipt by Seller of notice of any proposed taking by condemnation, expropriation or eminent domain proceedings of any portion of the Property, Seller shall promptly give written notice hereof to Purchaser and Purchaser shall have the right, at its sole


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

option, of terminating this Agreement within fifteen (15) days after the date of its receipt of such notice, but in no event later than the Date of Closing, and if Purchaser does not do so, then Purchaser shall be obligated to purchase the Property (less and except any portion taken by condemnation, expropriation or eminent domain proceedings) at the Purchase Price in accordance with this Agreement.

11.  DEFAULT.

     11.1 If Seller violates or fails to comply with any of the terms and conditions of this Agreement, then Purchaser may demand and receive return of the Deposit together with an equal amount as liquidated damages or may demand and receive specific performance.

     11.2 If Purchaser violates or fails to fulfill any of the terms and conditions of this Agreement, Seller may terminate this Agreement and declare the Deposit fees forfeited and retain the same as liquidated damages, as Seller's sole remedy.

     12. BROKER'S FEES AND COMMISSIONS. There is no broker or agent representing Seller to whom any commission or other financial consideration is owed on account of the transaction described herein. Each party agrees to indemnify and defend the other against any claims brought by any broker or agent alleging an agreement or obligation with that party with respect to a commission or other such compensation.

13.  MISCELLANEOUS PROVISIONS.

     13.1 ASSIGNABILITY. This Agreement may be assigned by Purchaser to any other person, firm or corporation capable of accepting such assignment, subject to Seller's prior written consent, which consent shall not be unreasonably withheld or delayed and provided that Purchaser shall not be released from liability under this Agreement and shall remain obligated under this Agreement until the consummation of the transaction at the Closing.

     13.2 GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the State of Louisiana.

     13.3 ATTORNEY'S FEES. If either Purchaser or Seller shall obtain legal counsel or bring an action against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of or to enforce this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any action is prosecuted to judgment, and all costs incurred. The term "prevailing party" shall include, without limitation, a party which obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

     13.4 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if hand delivered of if mailed by private overnight delivery service, such as Federal Express, addressed to:

     SELLER:      402 Julia Street Associates Limited Partnership
                  ATTN: Mr. Terrence P. Sullivan
                  21 Custom House Street
                  Boston, Massachusetts 02110

                  402 Julia Street Associates Limited Partnership
                  ATTN: Mr. Henry M. Lambert
                  335 Julia Street
                  New Orleans, LA 70130

     PURCHASER:   Sibling Odyssey II LLC
                  ATTN: Mr. Thomas J. Bauer
                  400 St. Joseph Street
                  New Orleans, LA 70130

All notices, requests and other communications shall be deemed received on the earlier of the date of actual receipt or one (1) business day after the mailing thereof.


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

     13.6 AS IS CLAUSE. Purchaser acknowledges that the Property herein conveyed, including all improvements and component parts, all plumbing, heating and air-conditioning systems, electrical systems, built-in appliances, and any and all other items located thereon are conveyed by Seller and accepted by Purchaser As Is, Where Is, and With All Faults, without any warranty of any kind whatsoever, even as to the operation or suitability of the Property for the use intended by Purchaser, and without regard to the presence of apparent or hidden defects and with Purchaser's full and complete waiver of any and all rights for the return of all or any part of the purchase price by reason of any such defects. Purchaser acknowledges and declares the neither Seller nor any party whomsoever, acting or purporting to act in any capacity whatsoever on behalf of Seller, has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, upon which Purchaser has relied, concerning the existence of any quality, characteristic or condition of the Property herein conveyed. Purchaser has had full, complete and unlimited access to the Property herein conveyed for all tests and inspections which Purchaser, in its sole discretion, deems sufficiently diligent for the protection of its interests.

     Purchaser expressly waiver the warranty of fitness and the warranty against redhibitory vices and defects, whether apparent or latent, including but not limited to mold and/or mildew, imposed by Louisiana Civil Code Article 2476, any other applicable State or Federal law and the jurisprudence thereunder. Purchaser further waives any rights which Purchaser may have in redhibition or to a reduction of purchase price pursuant to Louisiana Civil Code Articles 2520 through 2548, inclusive, in connection with the Property herein conveyed to Purchaser by Seller. Without limiting for foregoing, Purchaser releases Seller from any and all claims, demands causes of action, judgements, losses, damages, liabilities, costs and expenses (including attorney's fees, whether suit is instituted or not), liquidated or contingent (Claims), arising from or related to (a) any defects, errors or omissions in the design or construction of the premises, whether the same are a result of negligence or otherwise; (b) other conditions (including termite or other wood destroying insect infestation and resultant damage therefrom and environmental conditions) affecting the Property, whether the same are a result of negligence or otherwise. The releases set forth in this paragraph specifically include any Claims under any Environmental laws, under Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, et seq., or with respect to any Environmental Risk. Environmental laws @ include, without limitation, the solid Waste Disposal At, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 9601, et seq.), the Emergency Planning Community Right to Know Act (42 U.S.C. Section 1101, et seq.), the Clean Air Act (42 U.S.C. Section 7401, et seq.), the Clean Water Act (33 U.S.C. Section 12541, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136, et seq.), and the Safe Drinking Water Act (42 U.S.C. Section 300, et seq.), as any of the same may be amended from time to time, and any state or local law dealing with environmental matters, and any regulation, order, rule, procedure, guideline and the like promulgated in connection therewith, regardless of whether the same are in existence on the date of this act. Environmental Risk consists of any risk to persons or the environment, including, without limitation, (i) the presence of any friable, damaged asbestos upon the Property; and or (ii) the releases or discharge of any hazardous substance or hazardous waste @ (as defined by any Environmental Laws) onto or from the Property of such a nature or to such an extent as to require clean-up under applicable law.

     Purchaser declares and acknowledges that all of the above releases and waivers have been brought to Purchaser's attention and explained in detail, and that Purchaser has voluntarily and knowingly consented to said releases and waivers.


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

     13.7 HURRICANE KATRINA DAMAGES. Seller acknowledges that the Property herein conveyed, has received damage from Hurricane Katrina and the vandalism which occurred, and that Purchaser and Seller acknowledge that while the property is sold 'As Is', the Seller accepts responsibility for payment for repairs and or replacement cost of several items which may not be completed prior to the closing of the property. Seller shall be responsible for the cost of those items listed below up to but not to exceed the amounts itemized below:

1. Replacement of swimming pool.                                      $25,000.00
2. Replacement of pool deck.                                          $20,000.00
3. Replacement of roof material.                                      $30,000.00
4. Replacement of hall carpets.                                       $15,000.00
5. Repair of vandalized elevator cab & mechanical room door.          $ 6,000.00

In the event the above work is not completed prior to the closing the purchase price shall be adjusted by the cost of the work which has not been completed.

14. OFFER AND ACCEPTANCE. This instrument, when executed by Purchaser, shall stand as an offer which shall remain open until November ___, 2005 at 5:00 p.m. and which shall automatically expire if this instrument, fully executed by Seller, is not delivered to Purchaser before such date and time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement before the hereinafter undersigned witnesses.

             SELLER: 402 JULIA STREET ASSOCIATES LIMITED PARTNERSHIP
                         A DELAWARE LIMITED PARTNERSHIP

                                        BY HISTORIC PRESERVATION PROPERTIES 1989
                                           LIMITED PARTNERSHIP
                                           402'S GENERAL PARTNER, (HPP),
                                           A DELAWARE LTD. PART.

DATE:
      ----------------

                                        BY BOSTON HISTORIC PARTNERS LIMITED
                                           PARTNERSHIP
                                           A MASSACHUSETTS LIMITED
                                           PARTNERSHIP (BHP)
                                           HPP'S GENERAL PARTNER

                                        BY PORTFOLIO ADVISORY SERVICES, INC.
                                           (A MASSACHUSETTS CORPORATION)
                                           BHP'S GENERAL PARTNER


                                        ----------------------------------------
                                        TERRENCE P. SULLIVAN
                                        PRESIDENT


                                        BY
                                           -------------------------------------
                                           TERRENCE P. SULLIVAN
                                           BHP'S GENERAL PARTNER


                                        BY
                                           -------------------------------------
                                           HENRY M. LAMBERT,
                                           402'S GENERAL PARTNER


                                        BY
                                           -------------------------------------
                                           R. CAREY BOND, 402'S GENERAL PARTNER


                                        PURCHASER: SIBLING ODYSSEY II LLC


                                        BY
                                           -------------------------------------
                                           THOMAS J. BAUER
                                           MANAGER MEMBER

DATE:
      ----------------


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

                                  SCHEDULE "A"

                                     TRACT I

THAT CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon and all of the rights, ways, privileges, servitudes, advantages and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, in the FIRST DISTRICT of the City of New Orleans, in SQUARE NO. 123, bounded by Tchoupitoulas Street, Julia Street, Constance Street (side) (late Foucher) and St. Joseph Street
(side). Said portion of ground is designated as LOTS NOS. 23, 24, 25 and a small undesignated triangle adjoining Lot No. 25 on the Constance Street side, which said lots adjoin each other and measures as follows, to-wit:

Commencing at the intersection of Julia and Tchoupitoulas Streets, which point is the POINT OF BEGINNING, measure North 78 degrees 49 minutes West a distance of 87.3.0 feet to a point; thence measure South 11 degrees 11 minutes West a distance of 62.10.0 feet to a point; thence measure South 78 degrees 49 minutes East a distance of 99.8.0 feet to a point; thence measure due North a distance of 64.0.5 feet to the POINT OF BEGINNING.

LOTS NOS. 23 and 24 adjoin each other on the Tchoupitoulas Street side, said Lot No. 24 forming the corner of Tchoupitoulas Street and Julia Street. Lot No. 24 adjoins Lot 25 on the Julia Street side, which said lots front on Julia Street. Lot No. 25 adjoins the small undesignated triangle portion of ground on the Constance Street side and sail lots 23 and 25 adjoin each other on the St. Joseph Street side.

The improvements thereon bear the No. 402 Julia Street.

TRACT II

Those predial servitudes of light, view and passage as established by the owner of Lot 3, Square 123, First District of the City of New Orleans, in favor of the immovable property described as Tract I as set forth and described in an Agreement to Abandon Common Wall by and between 330 Julia Street Associates Limited Partnership [owner of the servient estate] and 402 Julia Street Limited Partnership [owner of the dominant estate] passed before Paul E. Ramoni, Jr., Notary Public on the 1st day of August, 1989, registered in C.O.B. 832, folio 11-16, of the conveyance records of the Parish of Orleans, State of Louisiana on August 1, 1989, under N.A. #811011.


                                       14